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                                                                   EXHIBIT 23(d)
                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus/Joint Proxy Statement of Peoples Heritage Financial Group, Inc. for the registration of 8,128,330 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 1995, with respect to the consolidated financial statements of Bank of New Hampshire Corporation incorporated by reference in Bank of New Hampshire Corporation's Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP



Manchester, New Hampshire
November 27, 1995